EXHIBIT 10(a)

DESCRIPTION OF FIFTH & PACIFIC COMPANIES, INC.
2012 EMPLOYEE INCENTIVE PLAN

        For the 2012 fiscal year, Fifth & Pacific Companies, Inc. maintained a bonus plan for full time salaried employees under which bonuses were earned based upon either Segment Adjusted EBITDA or total Company Adjusted EBITDA, as measured against pre-established targets, and, as applicable, departmental performance considerations and the achievement of individual goals, subject to certain terms and conditions. A similar bonus plan is anticipated for 2013, with financial targets measured based similar metrics.